UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 2, 2022

OUTDOOR SPECIALTY PRODUCTS, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-56301	46-4854952
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3842 Quail Hollow Drive, Salt Lake City, Utah 84109

(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code: (801) 560-5184

___________________________________________________

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

Outdoor Specialty Products, Inc. (the “Company”) previously entered into a revolving note agreement with Kirk Blosch, dated January 4, 2021, in the principal amount of $40,000 (the “Blosch Note”), which was amended on December 1, 2021 to extend the maturity date. On June 2, 2022, the Company and Mr. Blosch further amended the Blosch Note to extend the maturity date from June 30, 2022 to December 31, 2022, and to increase the maximum principal amount of the note from $40,000 to $55,250. Mr. Blosch is an officer, director and principal stockholder of the Company.

The Company also previously entered into a revolving note agreement with Ed Bailey, dated December 1, 2021, in the principal amount of $7,000 (the “Bailey Note”). On June 2, 2022, the Company and Mr. Bailey amended the Bailey Note to extend the maturity date from June 30, 2022 to December 31, 2022, and to increase the maximum principal amount of the note from $7,000 to $9,750. Mr. Bailey is a principal stockholder of the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 7, 2022	Outdoor Specialty Products, Inc.

	By:	/s/ Kirk Blosch
	Name:	Kirk Blosch
	Title:	President